Exhibit 10.4
AMENDMENT NO. 1 TO
STOCK OPTION AGREEMENT
     This Amendment No. 1 to Stock Option Agreement, hereinafter referred to as the “Amendment,” is made on this 31st day of December 2009, between ConAgra Foods, Inc., a Delaware Corporation (the “Company”) and Peter M. Perez, employee ID 3040501 (the “Optionee”), to amend that certain Stock Option Agreement between the Company and the Optionee dated February 12, 2004 (the “Original Agreement”).
Amendment to Original Agreement.
     Pursuant to the Original Agreement, Optionee was granted the following option for shares of Common Stock under the ConAgra Foods 2000 Stock Plan (the “Plan”):

Number of Shares:		70,000
Exercise Price Per Share:	$26.17
Date of Grant:		02/14/2004
Type of Option:		Non-statutory
a)	Subject to (i) the Optionee’s execution of that certain Transition and Severance Agreement to be dated as of even date herewith between the Company and the Optionee (the “Transition Agreement”) and (ii) the Optionee not revoking the Transition Agreement within the Revocation Period (as defined in the Transition Agreement), the Company amends the Original Agreement effective upon the expiration of the Revocation Period to provide as follows:
(i)	Section 1(a)(ii) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

(ii)	for a period ending three (3) years after the Optionee’s Continuous Employment terminates for any reason. The options that may be exercised are those that are vested at the time termination of employment occurs;
b)	In the event that the Transition Agreement is revoked within the Revocation Period, this Amendment shall be void and of no further force or effect.

c)	All other terms and conditions of the Original Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the Company and the Optionee have caused this Amendment to be executed effective as of the date first written above. The Company and the Optionee acknowledge that this Amendment includes two pages. The Optionee acknowledges reading and agreeing to both pages and that in the event of any conflict between the terms of this Amendment or the Original Agreement and the terms of the Plan, the Plan shall control. Capitalized terms used herein without definition have the meaning set forth in the Plan.

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CONAGRA FOODS, INC.		OPTIONEE

By:	/s/ Gary M. Rodkin	/s/ Peter M. Perez

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